UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 30, 2017

BRYN MAWR BANK CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA (Address of principal executive offices)	19010 (Zip Code)

Registrant's telephone number, including area code
(610) 525-1700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2017, Bryn Mawr Bank Corporation (“BMBC), the parent company of The Bryn Mawr Trust Company (“BMT”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Royal Bancshares of Pennsylvania, Inc. (“RBPI”), the parent company of Royal Bank America (“RBA”), pursuant to which RBPI will merge with and into BMBC (the “Merger”), and thereafter RBA will be merged with and into BMT.

Under the terms of the Merger Agreement, the consideration shall be shares of common stock issued by BMBC. Class A shareholders of RBPI will receive 0.1025 shares of BMBC’s common stock for each share of RBPI’s Class A common stock held by such shareholder. Class B shareholders of RBPI will receive 0.1179 shares of BMBC’s common stock for each share of RBPI Class B common stock held by such shareholder. In addition, in accordance with the terms and conditions of the Merger Agreement, options to purchase RBPI Class A common stock will be cashed-out at closing.

In connection with the Merger, RBPI will receive one director seat on each of BMBC and BMT’s boards of directors and an advisory board will be formed consisting of certain RBPI board members. Further, Kevin Tylus, President and CEO of RBPI, will continue with BMT as Managing Director of New Markets.

The Merger Agreement contains customary representations, warranties and covenants from both BMBC and RBPI. Among other covenants, RBPI has agreed, subject to certain exceptions: (i) to take all action necessary to convene and hold a meeting of its shareholders to consider and vote upon the Merger Agreement, (ii) that the board of directors of RBPI will recommend the approval of the Merger and the Merger Agreement by its shareholders, and (iii) not to solicit alternative third-party acquisition proposals or conduct discussions concerning or provide confidential information in connection with any alternative third-party acquisition proposal.

The transaction is subject to closing conditions, including the receipt of regulatory approvals and approval of the merger by shareholders of RBPI. The Merger Agreement contains provisions that provide for the termination of the Merger Agreement in certain circumstances, and such provisions may require RBPI to pay BMBC a termination fee of $5 million, or if terminated upon a material breach, may require the breaching party to pay a liquidated damages fee of $1.8 million.

The Merger Agreement has been filed to provide security holders with information regarding its terms. It is not intended to provide any other factual information about BMBC, RBPI or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other party to the Merger Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by BMBC or RBPI. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of BMBC or RBPI.

The Merger Agreement may be terminated by mutual written consent of the parties. The Merger Agreement also contains certain termination rights, including, among others, the right of either party to terminate if: (i) the Merger shall not have become effective by December 31, 2017 or, if additional time is necessary to obtain outstanding regulatory approvals, by March 31, 2018, (ii) the consummation of the Merger has been enjoined or prohibited, (iii) RBPI shareholder approval is not obtained, (iv) the other party breaches its representations and covenants and such breach is not cured and would result in the closing conditions not being satisfied. RBPI has a right to terminate if RBPI determines that it must endorse a superior alternative transaction. Moreover, BMBC has a right to terminate if: (i) the board of directors of RBPI makes an adverse change in its recommendation with respect to shareholder adoption of the Merger Agreement, or (ii) environmental reviews of the real estate of RBPI exceed a specified estimated remediation cost.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Forward-looking Statements

This filing contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding BMBC’s future plans, objectives, performance, revenues, growth, profits, operating expenses or BMBC’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this filing are cautioned that such statements are only predictions, and that BMBC’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors could cause actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and our business and financial condition and results of operations could be materially and adversely affected. In addition to factors previously disclosed in BMBC’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), such factors include, among others, that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that prior to the completion of the transaction or thereafter, BMBC’s and RBPI’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; the integration of acquired business with BMBC may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. BMBC does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger transaction, BMBC will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of RBPI, and a Prospectus of BMBC, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BMBC and RBPI, may be obtained at the SEC’s Internet site (http://www.sec.gov).

BMBC and RBPI and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of RBPI in connection with the proposed merger. Information about the directors and executive officers of BMBC is set forth in the proxy statement for BMBC’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 18, 2016. Information about the directors and executive officers of RBPI is set forth in the proxy statement for RBPI 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 17, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the press release issued by BMBC and RBPI on January 31, 2017 announcing the execution of the Merger Agreement.

Also, on January 31, 2017, BMBC made available an investor presentation regarding the Merger Agreement. A copy of the investor presentation is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

The information under Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Securities and Exchange Act of 1934 or under the Securities Act of 1933, except to the extent specifically provided in any such filing.

Item 9.01 Other Events.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, between Bryn Mawr Bank Corporation and Royal Bancshares of Pennsylvania, Inc. dated January 30, 2017
99.1	Press Release, dated January 31, 2017
99.2	Investor Presentation, dated January 31, 2017

* Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and BMBC agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRYN MAWR BANK CORPORATION

Date:	January 31, 2017	By:	/s/ Francis J. Leto
Francis J. Leto
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, between Bryn Mawr Bank Corporation and Royal Bancshares of Pennsylvania, Inc. dated January 30, 2017
99.1	Press Release, dated January 31, 2017
99.2	Investor Presentation, dated January 31, 2017

* Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and BMBC agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.